EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 19, 2004 relating to the 2003 financial statements of Microfield Group, Inc., which appears in the Registration Statement on Form S-1 (#333-135953). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Portland, Oregon
December 21, 2006